UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:   December 22, 2004

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2004, Tribune Company (the “Company”) entered into a consulting agreement with Jack Fuller (“Fuller”), current President of Tribune Publishing Company and a Tribune Company director who is retiring from employment and resigning from board service effective December 31, 2004. The Governance and Compensation Committee of the Company’s Board of Directors approved the consulting agreement.

The consulting agreement provides for a one-year term beginning January 1, 2005 and ending December 31, 2005 and can be terminated in the event of Fuller’s death, incapacity or improper conduct. Under the agreement, Fuller will provide consulting services to Tribune with respect to publishing operations, strategy matters and other mutually agreeable projects on an as-needed basis. The agreement provides for a monthly retainer of $51,500 and reimbursement of reasonable travel and other business expenses. The agreement also entitles Fuller to computer access and office space during the term. As an independent contractor, Fuller will be responsible for his own insurance and applicable federal and state taxes. The agreement restricts Fuller from competing with the Company during the term and using or disclosing confidential information concerning the Company during and after the term. The agreement also contains mutual indemnification and non-disparagement provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: December 22, 2004	/s/ Mark W. Hianik Mark W. Hianik Vice President